Exhibit 32

Section 1350 Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350,
    Chapter 63 of Title 18, United States Code), each of the undersigned officers of Ingersoll-Rand Company
    Limited (the Company), does hereby certify that:

    The Annual Report on Form 10-K for the year ended December 31, 2003 (the Form 10-K) of the
    Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of
    1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

    /s/ Herbert L. Henkel
    Herbert L. Henkel
    Chief Executive Officer
    February 26, 2004

    /s/ Timothy R. McLevish
    Timothy R. McLevish
    Chief Financial Officer
    February 26, 2004